Exhibit 10.2
SIXTH AMENDMENT TO
CERTAIN OPERATIVE AGREEMENTS
     THIS SIXTH AMENDMENT TO CERTAIN OPERATIVE AGREEMENTS (this “Amendment”), dated as of March 30, 2006, is by and among WEST FACILITIES CORPORATION, a Delaware corporation (the “Lessee”); WEST CORPORATION, a Delaware corporation (“West Corp.”), and the various entities which are parties to the Participation Agreement (hereinafter defined) from time to time as guarantors (individually, a “Guarantor” and collectively, the “Guarantors”); WACHOVIA DEVELOPMENT CORPORATION, a North Carolina corporation (the “Borrower” or the “Lessor”); the various banks and other lending institutions which are parties to the Participation Agreement from time to time as lenders (subject to the definition of Lenders in Appendix A to the Participation Agreement, individually, a “Lender” and collectively, the “Lenders”); and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as the agent for the Primary Financing Parties and respecting the Security Documents, as the agent for the Secured Parties (in such capacity, the “Agent”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth in Appendix A to the Participation Agreement, and the rules of usage set forth in Appendix A to the Participation Agreement shall apply herein.
W I T N E S S E T H
     WHEREAS, the parties to this Amendment are parties to that certain Participation Agreement dated as of May 9, 2003, as amended by the First Amendment to Certain Operative Agreements and Waiver dated as of October 31, 2003, as further amended by the Second Amendment to Certain Operative Agreements dated as of January 22, 2004, as further amended by the Fourth Amendment to Certain Operative Agreements dated as of November 15, 2004 and as further amended by the Fifth Amendment to Certain Operative Agreements dated as of September 23, 2005 (as amended, modified, supplemented or restated from time to time, the “Participation Agreement”).
     WHEREAS, the parties to this Amendment have agreed to the amendments set forth herein, subject to terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
AMENDMENTS TO PARTICIPATION AGREEMENT
     1.1 Amendment to Section 6.3 of the Participation Agreement. Sections 6.3(e) and 6.3(t) of the Participation Agreement are hereby deleted in their entirety and replaced by the following:
     (e) Neither the Parent nor any other Credit Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. Neither the Parent nor any other Credit Party is subject to regulation under the Federal Power Act, the Interstate Commerce Act, or any federal or state statute or regulation limiting its ability to incur the Credit Party obligations or the obligations of any Credit Party under the Operative Agreements;
     (t) [Reserved];
     1.2 Amendment to Section 8A.1 of the Participation Agreement. Section 8A.1 of the Participation Agreement is hereby deleted in its entirety and replaced by the following:
8A.1. Financial Statements.
Furnish to the Agent and each of the Primary Financing Parties:
          (a) As soon as available, and in any event no later than the earlier of (i) five (5) days following the date the Parent is required by the SEC to deliver its Form 10-K for any fiscal year of the Parent (taking into account any extension of the time to file by the SEC) and (ii) ninety (90) days after the end of each fiscal year of the Parent, a copy of the consolidated balance sheet of the Parent and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of consolidated cash flows of the Parent and its Consolidated Subsidiaries for such year which, other than in the case of the consolidating statements, shall be audited by a firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Primary Financing Parties, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification; and
          (b) As soon as available, and in any event no later than the earlier of (i) five (5) days following the date the Borrower is required by the SEC to deliver its Form 10-Q for any fiscal quarter of the Borrower (taking into account any extension of the time to file by the SEC) and (ii) forty-five (45) days after the end of each of the first three fiscal quarters of the Parent, a copy of the unaudited consolidated balance sheet of the Parent and its Consolidated Subsidiaries as at the end of such period and related consolidated and consolidating statements of income and retained earnings and of consolidated cash flows for the Parent and its Consolidated Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year-end audit adjustments);
all such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and to be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change, if any, in the application of accounting principles as provided in Section (n) of the rules of usage in Appendix A hereto.
     1.3 Amendment to Section 8A.9 of the Participation Agreement. Section 8A.9(a) of the Participation Agreement is hereby deleted in its entirety and replaced by the following:

     (a) The Consolidated Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Group shall be less than or equal to 3.0 to 1.0.
     1.4 Amendment to Section 8B.1 of the Participation Agreement. Sections 8B.1(d), 8B.1(g), 8B.1(l) and 8B.1(m) of the Participation Agreement are hereby deleted in their entirety and replaced by the following:
     (d) Unsecured intercompany Indebtedness (i) among the GCA Credit Parties, (ii) among Foreign GCA Subsidiaries, (iii) owing from Domestic GCA Subsidiaries of the Parent that are not guarantors under the Guarantor Credit Agreement to Credit Parties, which Indebtedness is solely for the purpose of purchasing third party debt obligations; provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause (iii), together with the aggregate amount of Investments and loans made pursuant to clause (iv) of the definition of Permitted Investments, shall not exceed $100,000,000 at any time outstanding, and (iv) owing from GCA Subsidiaries of the Parent that are not guarantors under the Guarantor Credit Agreement to Credit Parties (other than Indebtedness incurred pursuant to clause (iii) above); provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause (iv), together with the aggregate amount of Investments and loans made pursuant to clause (v) of the definition of Permitted Investments, shall not exceed $100,000,000 at any time outstanding;
     (g) Indebtedness and obligations of GCA Credit Parties owing under documentary letters of credit for the purchase of goods or other merchandise (but not under standby, direct pay or other letters of credit except for the letters of credit under the Guarantor Credit Agreement) generally in an aggregate principal amount not to exceed $50,000,000 at any time outstanding;
     (l) Indebtedness of the Parent and the GCA Subsidiaries relating to any accounts receivable securitization transaction or transactions; provided that the principal amount of such Indebtedness does not exceed $200,000,000 in the aggregate at any time outstanding; and
     (m) other Indebtedness of the Parent and the GCA Subsidiaries; provided that such Indebtedness is non-recourse to the Parent or any of the

GCA Subsidiaries and the principal amount of such Indebtedness does not exceed $200,000,000 in the aggregate at any time outstanding.
     1.5 Amendment to Section 8B.10 of the Participation Agreement. Section 8B.10 of the Participation Agreement is hereby deleted in its entirety and replaced by the following:
     8B.10 Restricted Payments.
     Each of the GCA Credit Parties will not, nor will it permit any GCA Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the common stock or equivalent equity interests of such Person, (b) to make dividends or other distributions payable to the Parent or any wholly owned GCA Subsidiary of the Parent that is a Credit Party (directly or indirectly through GCA Subsidiaries), (c) to make dividends or other distributions payable to any minority equity owner of a GCA Subsidiary in an aggregate amount not to exceed such minority equity owner’s equity interest in earnings for the current fiscal year and undistributed earnings from prior fiscal years and (d) to make other Restricted Payments so long as, in the case of this subsection (d), (i) no Default or Event of Default exists either immediately before or after giving effect to any such Restricted Payment and (ii) the GCA Credit Parties shall be in compliance with each of the financial covenants set forth in Section 8A.9 after giving effect to any such Restricted Payment on a pro forma basis.
     1.6 Replacement of Certain Existing Definitions. The following definitions are hereby deleted in their entirety from Appendix A of the Participation Agreement and replaced by the following:
     “Consolidated EBITDA” shall mean, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Group on a consolidated basis, the sum of (a) Consolidated Net Income, plus (b) an amount which, in the determination of Consolidated Net Income, has been deducted for (i) Consolidated Interest Expense, (ii) total federal, state, local and foreign income, value added and similar taxes, (iii) depreciation and amortization expense, all as determined in accordance with GAAP, (iv) non-cash charges relating to equity and other performance-related compensation, including stock options and (v) minority equity interests in an amount not to exceed $25,000,000 during any such period.
     “Consolidated Fixed Charge Coverage Ratio” shall mean, as of the end of each fiscal quarter of the Consolidated Group for the four fiscal quarter period ending on such date with respect to the Consolidated Group on a consolidated basis, the ratio of (i) Consolidated EBITDA for the applicable period minus Consolidated Capital Expenditures for the applicable period to (ii) the sum of, without duplication, Consolidated Interest Expense for the applicable period plus Scheduled Funded Debt Payments for the applicable period plus payments made in connection with earnout obligations for the applicable period to the extent permitted hereunder plus cash taxes paid during the applicable period plus Restricted Payments made in accordance with the terms of Section 8B.10(d) during the applicable period.
     “Excluded Subsidiaries” shall mean Attention Funding Corporation, Attention Funding Trust, Vertical Alliance, Inc. and West Education Foundation.
     “Guarantor Credit Agreement” shall mean that certain Amended and Restated Credit Agreement dated as of March 30, 2006 among West Corporation, as the borrower; certain domestic subsidiaries of West Corporation party thereto from time to time as guarantors; the lenders party thereto from time to time; Wachovia Bank, National Association, as the administrative agent; Wachovia Securities, Inc., as lead arranger and sole book runner; and certain parties thereto from time to time as syndication agents and documentation agents.
     “Permitted Acquisition” shall mean an acquisition or any series of related acquisitions by a GCA Credit Party of the assets or all of the Capital Stock of a Person or any division, line of business or other business unit of a Person (such Person or such division, line of business or other business unit of such Person referred to herein as the “Target”), in each case that is in the same line of business (or assets used in the same line of business) as the GCA Credit Parties and the GCA Subsidiaries or whereby a substantial portion of the acquired business relies upon automated transactions, telephone representatives or telephony technology, so long as (a) no Default or Event of Default shall then exist or would exist after giving effect thereto; (b) the Credit Parties shall demonstrate to the reasonable satisfaction of the Agent that the Credit Parties will be in compliance on a pro forma basis with all of the terms and provisions of the financial covenants set forth in Section 8A.9; (c) the Target, if a Person and if after the acquisition the Target would be a Material Domestic GCA Subsidiary, shall have executed and delivered to the Agent a Joinder Agreement in accordance with the terms of Section 8A.10; (d) such acquisition is not a “hostile” public company acquisition and has been approved by the Board of Directors and/or shareholders of the applicable GCA Credit Party and the public company Target; and (e) with respect to any acquisition where the total consideration shall be greater than $200,000,000, the Parent shall have delivered to the Agent and each of the Primary Financing Parties not less than five (5) Business Days prior to the consummation of such acquisition (A) a reasonably detailed description of the material terms of such acquisition (including, without limitation, the purchase price and method and structure of payment) and of each Target, (B) audited financial statements of the Target, or company-prepared financial statements that have been certified by the Target, for the Target’s two (2) most recent fiscal years and unaudited fiscal year-to-date statements for the most recent interim periods, which financial statements shall be consistent with any financial statements filed with the Securities and Exchange Commission in connection with such acquisition and (C) a certificate, in form and substance reasonably satisfactory to the Agent, executed by a Responsible Officer of the Parent (1) certifying that such Permitted Acquisition complies with the requirements of this Agreement and (2) demonstrating compliance with subsections (b) and (e) of this definition; provided, however, that an acquisition of a Target that is not incorporated, formed or organized in the United States (a “Foreign Target”) shall only qualify as a Permitted Acquisition if each of the other requirements set forth in this definition shall have been satisfied and the total consideration for all such Foreign Targets does not exceed $100,000,000 in any calendar year during the term of this Agreement.
“Permitted Investments” shall mean:
     (i) cash and Cash Equivalents;
     (ii) receivables owing to the Parent or any of the GCA Subsidiaries or any receivables and advances to suppliers or customers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

     (iii) Investments in and loans to any GCA Credit Parties;
     (iv) Investments in and loans to Domestic GCA Subsidiaries of the Parent that are not guarantors under the Guarantor Credit Agreement solely for the purpose of purchasing third party debt obligations; provided that the aggregate amount of Investments and loans made pursuant to this clause (iv), together with the aggregate amount of Indebtedness incurred pursuant to Section 8B.1(d)(iii), shall not exceed $100,000,000 at any time outstanding;
     (v) Investments in and loans to Subsidiaries of the Parent that are not guarantors under the Guarantor Credit Agreement (other than Investments and loans pursuant to clause (iv) above); provided that the aggregate amount of such Investments and loans, together with the aggregate amount of Indebtedness incurred pursuant to Section 8B.1(d)(iv), shall not exceed $100,000,000 at any time outstanding;
     (vi) loans and advances to employees (other than any officer or director) of the Parent or the GCA Subsidiaries in an aggregate amount not to exceed $1,000,000 at any time outstanding;
     (vii) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;
     (viii) Investments, acquisitions or transactions permitted under Section 8B.4(b);
     (ix) the Parent may enter into Hedging Agreements to the extent permitted pursuant to Section 8B.1;
     (x) loans, advances and/or Investments, in a aggregate amount not to exceed $25,000,000 at any time outstanding, by Asset Direct Mortgage, LLC or any other GCA Credit Party in connection with a mortgage loan program consisting of the purchase, origination and/or pooling of mortgage loans;

     (xi) Permitted Acquisitions; and
     (xii) additional loans, advances and/or Investments of a nature not contemplated by the foregoing clauses hereof, provided that such loans, advances and/or Investments made pursuant to this clause (xii) shall not exceed an aggregate amount of $50,000,000 at any time outstanding.
     “Purchase Paper Facility” shall mean any financing arrangement involving the purchase by the GCA Credit Parties of commercial or consumer debt (including, without limitation, that certain Amended and Restated Credit Agreement dated as of September 30, 2004 by and between Worldwide Asset Purchasing, LLC and CFSC Capital Corp. XXXIV and that certain Financing Facility and Security Agreement, originally dated as of December 19, 2003, and currently by and among Arrow Funding, LLC, West Asset Management, Inc., Attention Funding Corporation, Attention Funding Trust and Arrow Financial Services, LLC), as each such agreement may be amended, modified supplemented or replaced from time to time.
     1.7 Addition of New Definitions. The following definitions are hereby added in the appropriate alphabetical order to Appendix A of the Participation Agreement:
     “Letters of Credit” shall mean any standby letter of credit issued by the issuing lender under the Guarantor Credit Agreement pursuant to the terms thereof, as such Letters of Credit may be amended, modified, extended, renewed or replaced from time to time.
     “SEC” shall mean the Securities and Exchange Commission or any successor Governmental Authority.
     1.8 Deletion of Certain Existing Definitions. The terms “Call Options” and “Convertible Senior Notes” are hereby deleted in their entirety from Appendix A to the Participation Agreement.

ARTICLE II
CONDITIONS TO EFFECTIVENESS
     2.1 Closing Conditions. This Amendment shall become effective as of the date hereof (the “Sixth Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Agent):
     (a) Executed Amendment. The Agent shall have received a copy of this Amendment duly executed by the Borrower, the Agent, the Majority Secured Parties and the Credit Parties.
     (b) Other. The Agent shall have received such other documents, agreements or information which it may reasonably request relating to the Credit Parties and the transactions contemplated by this Amendment and any other matters relevant hereto and thereto, all in form and substance satisfactory to the Agent in its sole good faith discretion.
ARTICLE III
MISCELLANEOUS
     3.1 Amended Terms. All references to the Participation Agreement in each of the Operative Agreements shall hereafter mean the Participation Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Operative Agreements are hereby ratified and confirmed and shall remain in full force and effect according to their respective terms.
     3.2 Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows as of the date hereof:
     (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
     (b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s valid and legally binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’

rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
     (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment, except any filing required to be made by the Parent pursuant to the Securities Exchange Act of 1934, as amended, as a result of this Amendment.
     (d) The representations and warranties set forth in Section 6.2 and 6.3 of the Participation Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).
     3.3 Acknowledgment of Guarantors. The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Operative Agreements.
     3.4 Operative Agreement. This Amendment shall constitute an Operative Agreement under the terms of the Participation Agreement.
     3.5 Entirety. This Amendment and the other Operative Agreements embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.
     3.6 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.
     3.7 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NORTH CAROLINA.

     3.8 Submission to Jurisdiction; Service of Process; Waiver of Jury Trial; Venue, Etc. The jurisdiction, service of process, waiver of jury trial, venue and other provisions set forth in Section 12.7 of the Participation Agreement are hereby incorporated by reference, mutatis mutandis.
     3.9 Fees. The Lessee agrees to pay all fees and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and expenses of Moore & Van Allen PLLC.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

LESSEE:

WEST FACILITIES CORPORATION, a Delaware corporation

	By:	/s/ Paul M. Mendlik

Name: Paul M. Mendlik Title: Chief Financial Officer
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PARENT:

WEST CORPORATION, a Delaware corporation

	By:	/s/ Paul M. Mendlik

Name: Paul M. Mendlik Title: Chief Financial Officer
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GUARANTORS:

WEST CORPORATION, a Delaware corporation

WEST TELEMARKETING CORPORATION II, a Delaware corporation

WEST INTERACTIVE CORPORATION, a Delaware corporation

NORTHERN CONTACT, INC., a Delaware corporation

INTERCALL, INC., a Delaware corporation

INTERCALL TELECOM VENTURES, LLC, a Delaware limited liability company

WEST RECEIVABLE SERVICES, INC., a Delaware corporation

	By:	/s/ Paul M. Mendlik

Name: Paul M. Mendlik Title: Chief Financial Officer
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WEST INTERNATIONAL ASSET MANAGEMENT, LLC, a Nevada limited liability company

BUYDEBTCO, LLC, a Nevada limited liability company

THE DEBT DEPOT, LLC, a Delaware limited liability company

ASSET DIRECT MORTGAGE, LLC, a Delaware limited liability company

WEST TELEMARKETING, LP, a Delaware limited partnership
By:	West Transaction Services, LLC, its General Partner

WEST TRANSACTION SERVICES, LLC, a Delaware limited liability company

WEST BUSINESS SERVICES, LP, a Delaware limited partnership
By:	West Transaction Services, LLC, its General Partner

WEST ASSET PURCHASING, LLC, a Nevada limited liability company

By:	/s/ Paul M. Mendlik

Name: Paul M. Mendlik
Title:	Manager
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WEST DIRECT, INC., a Delaware corporation

By:	/s/ Paul M. Mendlik

Name: Paul M. Mendlik Title: Treasurer
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WEST ASSET MANAGEMENT, INC., a Delaware corporation

By:	/s/ Jon R. Hanson

Name: Jon R. Hanson Title: Chief Administrative Officer

WEST TRANSACTION SERVICES II, LLC, a Delaware limited liability company

By:	/s/ Jon R. Hanson

Name: Jon R. Hanson Title: Manager
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BORROWER AND LESSOR:

WACHOVIA DEVELOPMENT CORPORATION

	By:	/s/ Evander S. Jones, Jr.

Name: Evander S. Jones, Jr. Title: Director
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AGENT:

WACHOVIA BANK, NATIONAL ASSOCIATION

	By:	/s/ Evander S. Jones, Jr.

Name: Evander S. Jones, Jr. Title: Director
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LENDERS:

WACHOVIA CAPITAL INVESTMENTS, INC.

	By:	/s/ Alan Ma

Name: Alan Ma Title: Vice President
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COMMERCEBANK, N.A.
By:

Name:

Title:

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